Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
First Quarter 2020

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “REIT” means real estate investment trust. “CPA:17 – Global” means Corporate Property Associates 17 – Global Incorporated. “CPA:18 – Global” means Corporate Property Associates 18 – Global Incorporated. “CWI REITs” means Carey Watermark Investors Incorporated (“CWI 1”) and Carey Watermark Investors 2 Incorporated (“CWI 2”). “Managed REITs” means CPA:18 – Global and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P. (“CESH”). “CPA:17 Merger” means our merger with CPA:17 – Global, which was completed on October 31, 2018. CPA:17 – Global was included in the Managed REITs prior to the CPA:17 Merger. “CWI 1 and CWI 2 Merger” means the merger between CWI 1 and CWI 2, which closed on April 13, 2020. “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “SEC” means Securities and Exchange Commission.

Amounts may not sum to totals due to rounding.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc. (“NAREIT”), an industry trade group.

W. P. Carey Inc.
Supplemental Information – First Quarter 2020

W. P. Carey Inc.
Overview – First Quarter 2020

Summary Metrics
As of or for the three months ended March 31, 2020.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, including reimbursable costs – consolidated ($000s)	$294,586	$14,413	$308,999
Net income (loss) attributable to W. P. Carey ($000s)	100,914	(34,824)	66,090
Net income (loss) attributable to W. P. Carey per diluted share	0.58	(0.20)	0.38
Normalized pro rata cash NOI from real estate ($000s) (a) (b)	270,964	N/A	270,964
Adjusted EBITDA ($000s) (a) (b)	267,390	7,590	274,980
AFFO attributable to W. P. Carey ($000s) (a) (b)	209,999	6,541	216,540
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.21	0.04	1.25

Dividends declared per share – first quarter			1.04
Dividends declared per share – first quarter annualized			4.16
Dividend yield – annualized, based on quarter end share price of $58.08			7.2%
Dividend payout ratio – for the three months ended March 31, 2020 (c)			83.2%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $58.08 ($000s)			$10,013,138
Pro rata net debt ($000s) (d)			6,135,938
Enterprise value ($000s)			16,149,076

Total consolidated debt ($000s)			6,121,643
Gross assets ($000s) (e)			14,907,335
Liquidity ($000s) (f)			1,945,446

Pro rata net debt to enterprise value (b)			38.0%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.6x
Total consolidated debt to gross assets			41.1%
Total consolidated secured debt to gross assets			9.6%

Weighted-average interest rate (b)			3.2%
Weighted-average debt maturity (years) (b)			5.0

Moody's Investors Service – corporate rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating (g)			BBB (positive)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (h)			$1,120,453
ABR – unencumbered portfolio ($000s) (h) (i)			$821,640
Number of net-leased properties			1,215
Number of operating properties (j)			20
Number of tenants – net-leased properties			352

ABR from investment grade tenants as a % of total ABR – net-leased properties (k)			29.4%

Net-leased properties – square footage (millions)			141.1

Occupancy – net-leased properties			98.8%
Weighted-average lease term (years)			10.7

Maximum commitment for capital investment projects expected to be completed during 2020 ($000s)			$192,660
Acquisitions and completed capital investment projects – first quarter ($000s)			255,750
Dispositions – first quarter ($000s)			116,319
________

(a)
Normalized pro rata cash NOI, adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – First Quarter 2020

(e)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $714.7 million and above-market rent intangible assets of $412.5 million.

(f)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(g)	In April 2020, Standard & Poor’s Ratings Services revised our issuer outlook from “positive” to “stable.”

(h)	See the Terms and Definitions section in the Appendix for a description of ABR.

(i)	Represents ABR from properties unencumbered by non-recourse mortgage debt.

(j)	Comprised of 19 self-storage properties and one hotel.

(k)
Percentage of portfolio is based on ABR, as of March 31, 2020. Includes tenants or guarantors with investment grade ratings (22.0%) and subsidiaries of non-guarantor parent companies with investment grade ratings (7.4%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – First Quarter 2020

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Real Estate	Three Months Ended Mar. 31, 2020	Annualized
Normalized pro rata cash NOI (a) (b)	$270,964	$1,083,856

Investment Management
Adjusted EBITDA (a) (b)	7,590	30,360
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	9,889	39,556
Structuring and other advisory revenue (c)	494	N/A
Operating partnership interests in real estate cash flow of Managed REITs (d)	1,916	7,664
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Mar. 31, 2020
Assets
Book value of real estate excluded from normalized pro rata cash NOI (e)		$144,704
Cash and cash equivalents		220,929
Due from affiliates		39,051
Other assets, net:
Investment in shares of a cold storage operator		$146,190
Straight-line rent adjustments		144,209
Restricted cash, including escrow		63,361
Deferred charges		49,913
Taxes receivable		48,137
Accounts receivable		47,336
Securities and derivatives		40,809
Loans receivable		36,737
Prepaid expenses		11,801
Investment in shares of Guggenheim Credit Income Fund		8,712
Deferred income taxes		7,204
Other intangible assets, net		7,184
Office lease right-of-use assets, net		6,136
Leasehold improvements, furniture and fixtures		1,283
Other		4,169
Total other assets, net		$623,181

Liabilities
Total pro rata debt outstanding (b) (f)		$6,356,867
Dividends payable		181,632
Deferred income taxes		132,041
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$169,816
Prepaid and deferred rents		98,202
Operating lease liabilities		84,550
Tenant security deposits		47,627
Accrued taxes payable		43,853
Securities and derivatives		6,683
Other		28,677
Total accounts payable, accrued expenses and other liabilities		$479,408

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – First Quarter 2020

Other	Ownership %	Estimated Value
Ownership in Managed Programs: (g)
CPA:18 – Global (h)	4.0%	$52,951
CWI 1 (i)	4.2%	21,899
CWI 2 (i)	4.0%	15,497
CESH (j)	2.4%	3,492
		$93,839
________

(a)
Normalized pro rata cash NOI and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Amounts are gross of fees paid to the respective subadvisors of CWI 1 and CWI 2.

(d)
We are entitled to receive distributions of up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

(e)	Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties and a common equity interest in a Las Vegas retail center.

(f)	Excludes unamortized discount, net totaling $26.5 million and unamortized deferred financing costs totaling $22.4 million as of March 31, 2020.

(g)	Separate from operating partnership interests in the Managed REITs and our interests in unconsolidated real estate joint ventures with our affiliate, CPA:18 – Global.

(h)
The estimated value of CPA:18 – Global is based on its net asset value per share (“NAV”) of $8.94 as of December 31, 2019, which was calculated by relying in part on an estimate of the fair market value of the real estate portfolio adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of CPA:18 – Global for the calculation methodology of its NAV.

(i)	The estimated values of CWI 1 and CWI 2 were determined using third-party lodging-industry market data.

(j)	We own limited partnership units of CESH at its private placement price of $1,000 per unit; we do not intend to calculate a NAV for CESH.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
First Quarter 2020

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – First Quarter 2020

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Revenues
Real Estate:
Lease revenues	$282,110	$274,795	$278,839	$269,802	$262,939
Lease termination income and other	6,509	12,317	14,377	6,304	3,270
Operating property revenues	5,967	9,250	9,538	15,436	15,996
	294,586	296,362	302,754	291,542	282,205
Investment Management:
Asset management revenue	9,889	9,732	9,878	9,790	9,732
Reimbursable costs from affiliates	4,030	4,072	4,786	3,821	3,868
Structuring and other advisory revenue	494	1,061	587	58	2,518
	14,413	14,865	15,251	13,669	16,118
	308,999	311,227	318,005	305,211	298,323
Operating Expenses
Depreciation and amortization	116,194	111,607	109,517	113,632	112,379
General and administrative	20,745	17,069	17,210	19,729	21,285
Impairment charges	19,420	6,758	25,781	—	—
Reimbursable tenant costs	13,175	12,877	15,611	13,917	13,171
Property expenses, excluding reimbursable tenant costs	10,075	9,341	10,377	9,915	9,912
Operating property expenses	5,223	8,000	8,547	10,874	10,594
Reimbursable costs from affiliates	4,030	4,072	4,786	3,821	3,868
Stock-based compensation expense	2,661	4,939	4,747	4,936	4,165
Subadvisor fees (a)	1,277	1,964	1,763	1,650	2,202
Merger and other expenses	187	(811)	70	696	146
	192,987	175,816	198,409	179,170	177,722
Other Income and Expenses
Interest expense	(52,540)	(53,667)	(58,626)	(59,719)	(61,313)
Equity in (losses) earnings of equity method investments in the Managed Programs and real estate	(45,790)	8,018	5,769	3,951	5,491
Gain (loss) on sale of real estate, net	11,751	17,501	71	(362)	933
Other gains and (losses) (b)	(4,423)	43,593	(12,402)	(671)	955
Loss on change in control of interests (c)	—	—	(8,416)	—	—
	(91,002)	15,445	(73,604)	(56,801)	(53,934)
Income before income taxes	25,010	150,856	45,992	69,240	66,667
Benefit from (provision for) income taxes	41,692	(21,064)	(4,157)	(3,119)	2,129
Net Income	66,702	129,792	41,835	66,121	68,796
Net income attributable to noncontrolling interests	(612)	(420)	(496)	(83)	(302)
Net Income Attributable to W. P. Carey	$66,090	$129,372	$41,339	$66,038	$68,494

Basic Earnings Per Share	$0.38	$0.75	$0.24	$0.39	$0.41
Diluted Earnings Per Share	$0.38	$0.75	$0.24	$0.38	$0.41
Weighted-Average Shares Outstanding
Basic	173,249,236	173,153,811	172,235,066	171,304,112	167,234,121
Diluted	173,460,053	173,442,101	172,486,506	171,490,625	167,434,740

Dividends Declared Per Share	$1.040	$1.038	$1.036	$1.034	$1.032
________

(a)
Primarily comprised of fees paid to subadvisors for CWI 1 and CWI 2 prior to the close of the CWI 1 and CWI 2 Merger on April 13, 2020. Refer to the Managed Programs Fee Summary section for further information.

(b)
Amount for the three months ended March 31, 2020 is primarily comprised of net losses on foreign currency transactions of $(5.9) million, allowance for credit losses of $(5.5) million, realized gains on foreign currency exchange derivatives of $4.7 million, unrealized gains on our equity investment in CESH of $1.4 million and interest earned from bank deposits and on loans to affiliates of $0.5 million.

(c)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – First Quarter 2020

Statements of Income, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Revenues
Lease revenues	$282,110	$274,795	$278,839	$269,802	$262,939
Lease termination income and other	6,509	12,317	14,377	6,304	3,270
Operating property revenues	5,967	9,250	9,538	15,436	15,996
	294,586	296,362	302,754	291,542	282,205
Operating Expenses
Depreciation and amortization	115,207	110,648	108,573	112,666	111,413
Impairment charges	19,420	6,758	25,781	—	—
General and administrative	14,922	12,634	13,973	15,001	15,188
Reimbursable tenant costs	13,175	12,877	15,611	13,917	13,171
Property expenses, excluding reimbursable tenant costs	10,075	9,341	10,377	9,915	9,912
Operating property expenses	5,223	8,000	8,547	10,874	10,594
Stock-based compensation expense	1,970	3,531	3,435	3,482	2,800
Merger and other expenses	(132)	(811)	70	696	146
	179,860	162,978	186,367	166,551	163,224
Other Income and Expenses
Interest expense	(52,540)	(53,667)	(58,626)	(59,719)	(61,313)
Gain (loss) on sale of real estate, net	11,751	17,501	71	(362)	933
Other gains and (losses)	(5,776)	43,581	(12,938)	(1,362)	970
Equity in earnings (losses) of equity method investments in real estate	1,565	1,631	578	230	(78)
Loss on change in control of interests (a)	—	—	(8,416)	—	—
	(45,000)	9,046	(79,331)	(61,213)	(59,488)
Income before income taxes	69,726	142,430	37,056	63,778	59,493
Benefit from (provision for) income taxes	31,800	(18,113)	(3,511)	(3,019)	(6,159)
Net Income from Real Estate	101,526	124,317	33,545	60,759	53,334
Net (income) loss attributable to noncontrolling interests	(612)	16	11	9	74
Net Income from Real Estate Attributable to W. P. Carey	$100,914	$124,333	$33,556	$60,768	$53,408

Basic Earnings Per Share	$0.58	$0.72	$0.19	$0.36	$0.32
Diluted Earnings Per Share	$0.58	$0.72	$0.19	$0.35	$0.32
Weighted-Average Shares Outstanding
Basic	173,249,236	173,153,811	172,235,066	171,304,112	167,234,121
Diluted	173,460,053	173,442,101	172,486,506	171,490,625	167,434,740
________

(a)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – First Quarter 2020

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Revenues
Asset management revenue	$9,889	$9,732	$9,878	$9,790	$9,732
Reimbursable costs from affiliates	4,030	4,072	4,786	3,821	3,868
Structuring and other advisory revenue	494	1,061	587	58	2,518
	14,413	14,865	15,251	13,669	16,118
Operating Expenses
General and administrative	5,823	4,435	3,237	4,728	6,097
Reimbursable costs from affiliates	4,030	4,072	4,786	3,821	3,868
Subadvisor fees (a)	1,277	1,964	1,763	1,650	2,202
Depreciation and amortization	987	959	944	966	966
Stock-based compensation expense	691	1,408	1,312	1,454	1,365
Merger and other expenses	319	—	—	—	—
	13,127	12,838	12,042	12,619	14,498
Other Income and Expenses
Equity in (losses) earnings of equity method investments in the Managed Programs	(47,355)	6,387	5,191	3,721	5,569
Other gains and (losses)	1,353	12	536	691	(15)
	(46,002)	6,399	5,727	4,412	5,554
(Loss) income before income taxes	(44,716)	8,426	8,936	5,462	7,174
Benefit from (provision for) income taxes	9,892	(2,951)	(646)	(100)	8,288
Net (Loss) Income from Investment Management	(34,824)	5,475	8,290	5,362	15,462
Net income attributable to noncontrolling interests	—	(436)	(507)	(92)	(376)
Net (Loss) Income from Investment Management Attributable to W. P. Carey	$(34,824)	$5,039	$7,783	$5,270	$15,086

Basic (Loss) Earnings Per Share	$(0.20)	$0.03	$0.05	$0.03	$0.09
Diluted (Loss) Earnings Per Share	$(0.20)	$0.03	$0.05	$0.03	$0.09
Weighted-Average Shares Outstanding
Basic	173,249,236	173,153,811	172,235,066	171,304,112	167,234,121
Diluted	173,460,053	173,442,101	172,486,506	171,490,625	167,434,740
________

(a)
Primarily comprised of fees paid to subadvisors for CWI 1 and CWI 2 prior to the close of the CWI 1 and CWI 2 Merger on April 13, 2020. Refer to the Managed Programs Fee Summary section for further information.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – First Quarter 2020

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Net income attributable to W. P. Carey	$66,090	$129,372	$41,339	$66,038	$68,494
Adjustments:
Depreciation and amortization of real property	114,913	110,354	108,279	112,360	111,103
Impairment charges	19,420	6,758	25,781	—	—
(Gain) loss on sale of real estate, net	(11,751)	(17,501)	(71)	362	(933)
Loss on change in control of interests (a)	—	—	8,416	—	—
Proportionate share of adjustments to equity in net income of partially owned entities (b) (c)	50,477	2,703	4,210	4,489	4,424
Proportionate share of adjustments for noncontrolling interests (d)	578	(4)	(4)	(31)	(30)
Total adjustments	173,637	102,310	146,611	117,180	114,564
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	239,727	231,682	187,950	183,218	183,058
Adjustments:
Tax (benefit) expense – deferred and other (f) (g) (h)	(47,923)	12,874	(1,039)	(933)	(4,928)
Above- and below-market rent intangible lease amortization, net	11,780	17,037	14,969	16,450	15,927
Other (gains) and losses (i)	9,815	(38,196)	18,618	5,724	4,930
Straight-line and other rent adjustments (j)	(7,092)	(11,184)	(6,370)	(7,975)	(6,258)
Amortization of deferred financing costs	3,089	3,225	2,991	2,774	2,724
Stock-based compensation	2,661	4,939	4,747	4,936	4,165
Other amortization and non-cash items	408	546	379	1,706	567
Merger and other expenses	187	(811)	70	696	146
Proportionate share of adjustments to equity in net income of partially owned entities (b) (k)	3,895	1,908	1,920	1,876	1,461
Proportionate share of adjustments for noncontrolling interests (d)	(7)	(5)	(12)	(7)	(25)
Total adjustments	(23,187)	(9,667)	36,273	25,247	18,709
AFFO Attributable to W. P. Carey (e) (l)	$216,540	$222,015	$224,223	$208,465	$201,767

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$239,727	$231,682	$187,950	$183,218	$183,058
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.38	$1.34	$1.09	$1.07	$1.09
AFFO attributable to W. P. Carey (e)	$216,540	$222,015	$224,223	$208,465	$201,767
AFFO attributable to W. P. Carey per diluted share (e)	$1.25	$1.28	$1.30	$1.22	$1.21
Diluted weighted-average shares outstanding	173,460,053	173,442,101	172,486,506	171,490,625	167,434,740
________

(a)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(b)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(c)	Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our equity investments in CWI 1 and CWI 2.

(d)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(e)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(f)
Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during that period and is therefore no longer subject to federal income taxes.

(g)
Amount for the three months ended March 31, 2020 includes a one-time tax benefit of $7.2 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.

(h)	Amount for the three months ended March 31, 2019 includes a current tax benefit which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger.

(i)
Amount for the three months ended March 31, 2020 is primarily comprised of losses from foreign currency movements of $(5.9) million, allowance for credit losses of $(5.5) million and gain on marketable securities of $1.1 million.

(j)
Amount for the three months ended March 31, 2020 includes straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis. Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.

(k)	For the first quarter of 2020, this adjustment includes dividends received from CWI 1 and CWI 2 in place of our pro rata share of net income from our ownership of shares of CWI 1 and CWI 2.

(l)	Substantially all contractual base rent recognized within AFFO during the three months ended March 31, 2020 has been collected as of May 1, 2020.

Investing for the long runTM | 9

W. P. Carey Inc.
Financial Results – First Quarter 2020

FFO and AFFO, Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Net income from Real Estate attributable to W. P. Carey	$100,914	$124,333	$33,556	$60,768	$53,408
Adjustments:
Depreciation and amortization of real property	114,913	110,354	108,279	112,360	111,103
Impairment charges	19,420	6,758	25,781	—	—
(Gain) loss on sale of real estate, net	(11,751)	(17,501)	(71)	362	(933)
Loss on change in control of interests (a)	—	—	8,416	—	—
Proportionate share of adjustments to equity in net income of partially owned entities (b)	3,365	2,703	4,210	4,489	4,424
Proportionate share of adjustments for noncontrolling interests (c)	578	(4)	(4)	(31)	(30)
Total adjustments	126,525	102,310	146,611	117,180	114,564
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (d)	227,439	226,643	180,167	177,948	167,972
Adjustments:
Tax (benefit) expense – deferred and other (e)	(37,956)	9,748	(1,414)	(853)	490
Above- and below-market rent intangible lease amortization, net	11,780	17,037	14,969	16,450	15,927
Other (gains) and losses (f)	10,973	(38,546)	18,956	5,888	3,929
Straight-line and other rent adjustments (g)	(7,092)	(11,184)	(6,370)	(7,975)	(6,258)
Amortization of deferred financing costs	3,089	3,225	2,991	2,774	2,724
Stock-based compensation	1,970	3,531	3,435	3,482	2,800
Other amortization and non-cash items	209	348	180	1,510	502
Merger and other expenses	(132)	(811)	70	696	146
Proportionate share of adjustments to equity in net income of partially owned entities (b)	(274)	202	(113)	(89)	115
Proportionate share of adjustments for noncontrolling interests (c)	(7)	(5)	(12)	(7)	(25)
Total adjustments	(17,440)	(16,455)	32,692	21,876	20,350
AFFO Attributable to W. P. Carey – Real Estate (d) (h)	$209,999	$210,188	$212,859	$199,824	$188,322

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (d)	$227,439	$226,643	$180,167	$177,948	$167,972
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (d)	$1.31	$1.31	$1.04	$1.04	$1.00
AFFO attributable to W. P. Carey – Real Estate (d)	$209,999	$210,188	$212,859	$199,824	$188,322
AFFO attributable to W. P. Carey per diluted share – Real Estate (d)	$1.21	$1.21	$1.23	$1.17	$1.13
Diluted weighted-average shares outstanding	173,460,053	173,442,101	172,486,506	171,490,625	167,434,740
________

(a)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in a real estate investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(b)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(c)	Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.

(d)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(e)
Amount for the three months ended March 31, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during that period and is therefore no longer subject to federal income taxes.

(f)	Amount for the three months ended March 31, 2020 is primarily comprised of losses from foreign currency movements of $(5.9) million and allowance for credit losses of $(5.5) million.

(g)
Amount for the three months ended March 31, 2020 includes straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis. Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within AFFO over the remaining master lease term.

(h)	Substantially all contractual base rent recognized within AFFO during the three months ended March 31, 2020 has been collected as of May 1, 2020.

Investing for the long runTM | 10

W. P. Carey Inc.
Financial Results – First Quarter 2020

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Net (loss) income from Investment Management attributable to W. P. Carey	$(34,824)	$5,039	$7,783	$5,270	$15,086
Adjustments:
Proportionate share of adjustments to equity in net income of partially owned entities (a) (b)	47,112	—	—	—	—
Total adjustments	47,112	—	—	—	—
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (c)	12,288	5,039	7,783	5,270	15,086
Adjustments:
Tax (benefit) expense – deferred and other (d) (e)	(9,967)	3,126	375	(80)	(5,418)
Other (gains) and losses (f)	(1,158)	350	(338)	(164)	1,001
Stock-based compensation	691	1,408	1,312	1,454	1,365
Merger and other expenses	319	—	—	—	—
Other amortization and non-cash items	199	198	199	196	65
Proportionate share of adjustments to equity in net income of partially owned entities (a) (g)	4,169	1,706	2,033	1,965	1,346
Total adjustments	(5,747)	6,788	3,581	3,371	(1,641)
AFFO Attributable to W. P. Carey – Investment Management (c)	$6,541	$11,827	$11,364	$8,641	$13,445

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (c)	$12,288	$5,039	$7,783	$5,270	$15,086
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (c)	$0.07	$0.03	$0.05	$0.03	$0.09
AFFO attributable to W. P. Carey – Investment Management (c)	$6,541	$11,827	$11,364	$8,641	$13,445
AFFO attributable to W. P. Carey per diluted share – Investment Management (c)	$0.04	$0.07	$0.07	$0.05	$0.08
Diluted weighted-average shares outstanding	173,460,053	173,442,101	172,486,506	171,490,625	167,434,740
________

(a)
Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Equity in earnings of equity method investments in the Managed Programs and real estate on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.

(b)	Amount for the three months ended March 31, 2020 represents non-cash other-than-temporary impairment charges recognized on our equity investments in CWI 1 and CWI 2.

(c)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(d)
Amount for the three months ended March 31, 2020 includes a one-time tax benefit of $7.2 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.

(e)	Amount for the three months ended March 31, 2019 includes a current tax benefit which is excluded from AFFO as it was incurred as a result of the CPA:17 Merger.

(f)	Amount for the three months ended March 31, 2020 is primarily comprised of gain on marketable securities of $1.1 million.

(g)	For the first quarter of 2020, this adjustment includes dividends received from CWI 1 and CWI 2 in place of our pro rata share of net income from our ownership of shares of CWI 1 and CWI 2.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – First Quarter 2020

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended March 31, 2020.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$5,843	$(30)	$4,508	(c)
Lease termination income and other	172	—	—
Operating property revenues:
Hotel revenues	—	—	—
Self-storage revenues	1,246	—	—

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—
Structuring and other advisory revenue	—	—	—

Operating Expenses
Depreciation and amortization	3,111	(4)	(118,218)	(d)
General and administrative	7	—	—
Impairment charges	—	—	(19,420)	(e)
Reimbursable tenant costs	539	(8)	(170)
Property expenses, excluding reimbursable tenant costs	172	—	(321)	(e)
Operating property expenses:
Hotel expenses	—	—	—
Self-storage expenses	803	—	(25)
Reimbursable costs from affiliates	—	—	—
Stock-based compensation expense	—	—	(2,661)	(e)
Subadvisor fees	—	—	—
Merger and other expenses	—	—	(187)

Other Income and Expenses
Interest expense	(1,384)	—	3,001	(f)
Gain on sale of real estate, net	—	—	(11,751)
Equity in losses of equity method investments in the Managed Programs and real estate:
Losses related to our ownership in the Managed Programs	—	—	51,281	(g)
Income related to our general partnership interests in the Managed REITs	—	—	—
Income related to joint ventures	(1,201)	—	(52)	(h)
Other gains and (losses)	11	5	9,805	(i)

Benefit from income taxes	(55)	(1)	(47,926)	(j)
Net income attributable to noncontrolling interests	—	14	582
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)
Represents the reversal of amortization of above- or below-market lease intangibles of $11.8 million and the elimination of non-cash amounts related to straight-line rent and other of $7.3 million (including straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis).

(d)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(e)	Adjustment to exclude a non-cash item.

(f)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

Investing for the long runTM | 12

W. P. Carey Inc.
Financial Results – First Quarter 2020

(g)
Represents adjusted modified funds from operations (“Adjusted MFFO”) from CPA:18 – Global in place of our pro rata share of net income from our ownership in CPA:18 – Global. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges. Also represents dividends received from CWI 1 and CWI 2 in place of our pro rata share of net income from our ownership of shares of CWI 1 and CWI 2. In addition, adjustment excludes $47.1 million of non-cash other-than-temporary impairment charges recognized on our equity investments in CWI 1 and CWI 2.

(h)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

(i)
Represents eliminations of gains (losses) related to the extinguishment of debt, unrealized foreign currency gains (losses), unrealized gains (losses) on derivatives, gains (losses) on marketable securities, allowance for credit losses and other items.

(j)
Primarily represents the elimination of deferred taxes, including a deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of a cold storage operator, which converted to a REIT during the current quarter and is therefore no longer subject to federal income taxes. Adjustment also includes a one-time tax benefit of $7.2 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – First Quarter 2020

Capital Expenditures
In thousands. For the three months ended March 31, 2020.

Tenant Improvements and Leasing Costs
Tenant improvements	$5,766
Leasing costs	1,624
Tenant Improvements and Leasing Costs	7,390

Maintenance Capital Expenditures
Net-lease properties	701
Operating properties	26
Maintenance Capital Expenditures	727

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$8,117

Non-Maintenance Capital Expenditures
Net-lease properties	$1,504
Operating properties	56
Non-Maintenance Capital Expenditures	$1,560

Pre-Development Capital Expenditures
Net-lease properties	$1,762
Operating properties	—
Pre-Development Capital Expenditures	$1,762

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
First Quarter 2020

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2020

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Mar. 31, 2020	Dec. 31, 2019
Assets
Investments in real estate:
Land, buildings and improvements (a)	$10,019,597	$9,856,191
Net investments in direct financing leases	844,945	896,549
In-place lease intangible assets and other	2,182,896	2,186,851
Above-market rent intangible assets	897,965	909,139
Investments in real estate	13,945,403	13,848,730
Accumulated depreciation and amortization (b)	(2,144,252)	(2,035,995)
Assets held for sale, net (c)	—	104,010
Net investments in real estate	11,801,151	11,916,745
Equity investments in the Managed Programs and real estate (d)	276,109	324,004
Cash and cash equivalents	220,929	196,028
Due from affiliates	39,051	57,816
Other assets, net	623,181	631,637
Goodwill	929,887	934,688
Total assets	$13,890,308	$14,060,918

Liabilities and Equity
Debt:
Senior unsecured notes, net	$4,323,063	$4,390,189
Unsecured term loans, net	289,725	—
Unsecured revolving credit facility	75,483	201,267
Non-recourse mortgages, net	1,433,372	1,462,487
Debt, net	6,121,643	6,053,943
Accounts payable, accrued expenses and other liabilities	479,408	487,405
Below-market rent and other intangible liabilities, net	202,508	210,742
Deferred income taxes	132,041	179,309
Dividends payable	181,632	181,346
Total liabilities	7,117,232	7,112,745

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 172,402,516 and 172,278,242 shares, respectively, issued and outstanding	172	172
Additional paid-in capital	8,712,244	8,717,535
Distributions in excess of accumulated earnings	(1,688,744)	(1,557,374)
Deferred compensation obligation	42,291	37,263
Accumulated other comprehensive loss	(295,018)	(255,667)
Total stockholders' equity	6,770,945	6,941,929
Noncontrolling interests	2,131	6,244
Total equity	6,773,076	6,948,173
Total liabilities and equity	$13,890,308	$14,060,918
________

(a)	Includes $83.1 million of amounts attributable to operating properties as of both March 31, 2020 and December 31, 2019.

(b)
Includes $1.0 billion of accumulated depreciation on buildings and improvements as of both March 31, 2020 and December 31, 2019, and $1.1 billion of accumulated amortization on lease intangibles as of both March 31, 2020 and December 31, 2019.

(c)	At December 31, 2019, we had one hotel operating property classified as Assets held for sale, net, which was sold in January 2020.

(d)
Our equity investments in real estate joint ventures totaled $190.7 million and $194.4 million as of March 31, 2020 and December 31, 2019, respectively. Our equity investments in the Managed Programs totaled $85.4 million and $129.6 million as of March 31, 2020 and December 31, 2019, respectively.

Investing for the long runTM | 16

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2020

Capitalization
In thousands, except share and per share amounts. As of March 31, 2020.

Description	Shares	Share Price	Market Value
Equity
Common equity	172,402,516	$58.08	$10,013,138
Preferred equity			—
Total Equity Market Capitalization			10,013,138

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,626,263
Unsecured term loans (due February 20, 2025)			291,121
Unsecured revolving credit facility (due February 20, 2025)			75,483
Senior unsecured notes:
Due January 20, 2023 (EUR)			547,800
Due April 1, 2024 (USD)			500,000
Due July 19, 2024 (EUR)			547,800
Due February 1, 2025 (USD)			450,000
Due April 9, 2026 (EUR)			547,800
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			547,800
Due April 15, 2028 (EUR)			547,800
Due July 15, 2029 (USD)			325,000
Total Pro Rata Debt			6,356,867

Total Capitalization			$16,370,005
________

(a)	Excludes unamortized discount, net totaling $26.5 million and unamortized deferred financing costs totaling $22.4 million as of March 31, 2020.

Investing for the long runTM | 17

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2020

Debt Overview
Dollars in thousands. Pro rata. As of March 31, 2020.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed	$1,126,080	5.1%	$175,637	3.7%	$25,990	4.8%	$1,327,707	20.9%	4.9%	2.9
Variable:
Swapped	75,668	4.8%	139,913	2.2%	—	—%	215,581	3.4%	3.1%	3.4
Floating	—	—%	54,780	1.3%	15,804	2.7%	70,584	1.1%	1.6%	2.5
Capped	—	—%	12,391	1.6%	—	—%	12,391	0.2%	1.6%	3.3
Total Pro Rata Non-Recourse Debt	1,201,748	5.1%	382,721	2.7%	41,794	4.0%	1,626,263	25.6%	4.5%	3.0

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	547,800	2.0%	—	—%	547,800	8.6%	2.0%	2.8
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	7.9%	4.6%	4.0
Due July 19, 2024	—	—%	547,800	2.3%	—	—%	547,800	8.6%	2.3%	4.3
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	7.1%	4.0%	4.8
Due April 9, 2026	—	—%	547,800	2.3%	—	—%	547,800	8.6%	2.3%	6.0
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	5.5%	4.3%	6.5
Due April 15, 2027	—	—%	547,800	2.1%	—	—%	547,800	8.6%	2.1%	7.0
Due April 15, 2028	—	—%	547,800	1.4%	—	—%	547,800	8.6%	1.4%	8.0
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	5.1%	3.9%	9.3
Total Senior Unsecured Notes	1,625,000	4.2%	2,739,000	2.0%	—	—%	4,364,000	68.6%	2.8%	5.7
Variable:
Unsecured term loans (due February 20, 2025) (d)	—	—%	105,726	1.0%	185,395	1.4%	291,121	4.6%	1.3%	4.9
Unsecured revolving credit facility (due February 20, 2025) (e)	10,000	2.1%	43,276	0.9%	22,207	0.9%	75,483	1.2%	1.0%	4.9
Total Recourse Debt	1,635,000	4.2%	2,888,002	2.0%	207,602	1.4%	4,730,604	74.4%	2.7%	5.7

Total Pro Rata Debt Outstanding	$2,836,748	4.6%	$3,270,723	2.1%	$249,396	1.8%	$6,356,867	100.0%	3.2%	5.0
________

(a)	Other currencies include debt denominated in British pound sterling, Norwegian krone and Japanese yen.

(b)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Excludes unamortized discount, net totaling $26.5 million and unamortized deferred financing costs totaling $22.4 million as of March 31, 2020.

(d)	We incurred interest at Euro Interbank Offered Rate (“EURIBOR”) plus 0.95% or British pound sterling (“GBP”) London Interbank Offered Rate (“LIBOR”) plus 0.95% on our Unsecured term loans.

(e)
Depending on the currency, we incurred interest at either LIBOR, EURIBOR, or Japanese yen (“JPY”) LIBOR plus 0.85% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.7 billion as of March 31, 2020.

Investing for the long runTM | 18

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2020

Debt Maturity
Dollars in thousands. Pro rata. As of March 31, 2020.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2020	10	$15,486	4.9%	$110,799	$113,375	1.8%
2021	53	45,601	5.0%	239,206	246,337	3.9%
2022	37	79,114	4.8%	418,214	443,256	7.0%
2023	39	72,406	3.6%	344,091	386,450	6.1%
2024	48	44,679	4.0%	176,652	222,646	3.4%
2025	17	20,955	4.7%	85,595	117,537	1.8%
2026	9	12,413	6.1%	31,535	52,917	0.8%
2027	2	4,179	4.7%	21,450	30,162	0.5%
2028	1	3,042	7.0%	—	10,018	0.2%
2031	1	938	6.0%	—	3,565	0.1%
Total Pro Rata Non-Recourse Debt	217	$298,813	4.5%	$1,427,542	1,626,263	25.6%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023 (EUR)			2.0%		547,800	8.6%
Due April 1, 2024 (USD)			4.6%		500,000	7.9%
Due July 19, 2024 (EUR)			2.3%		547,800	8.6%
Due February 1, 2025 (USD)			4.0%		450,000	7.1%
Due April 9, 2026 (EUR)			2.3%		547,800	8.6%
Due October 1, 2026 (USD)			4.3%		350,000	5.5%
Due April 15, 2027 (EUR)			2.1%		547,800	8.6%
Due April 15, 2028 (EUR)			1.4%		547,800	8.6%
Due July 15, 2029 (USD)			3.9%		325,000	5.1%
Total Senior Unsecured Notes			2.8%		4,364,000	68.6%
Variable:
Unsecured term loans (due February 20, 2025) (d)			1.3%		291,121	4.6%
Unsecured revolving credit facility (due February 20, 2025) (e)			1.0%		75,483	1.2%
Total Recourse Debt			2.7%		4,730,604	74.4%

Total Pro Rata Debt Outstanding			3.2%		$6,356,867	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized discount, net totaling $26.5 million and unamortized deferred financing costs totaling $22.4 million as of March 31, 2020.

(d)	We incurred interest at EURIBOR plus 0.95% or GBP LIBOR plus 0.95% on our Unsecured term loans.

(e)
Depending on the currency, we incurred interest at either LIBOR, EURIBOR, or JPY LIBOR plus 0.85% on our Unsecured revolving credit facility. EURIBOR and JPY LIBOR have a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.7 billion as of March 31, 2020.

Investing for the long runTM | 19

W. P. Carey Inc.
Balance Sheets and Capitalization – First Quarter 2020

Senior Unsecured Notes
As of March 31, 2020.

Ratings

	Issuer / Corporate		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa2	Stable	Baa2
Standard & Poor's	BBB	Positive (a)	BBB
________

(a)	In April 2020, Standard & Poor’s Ratings Services revised our issuer outlook from “positive” to “stable.”

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Mar. 31, 2020
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.0%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	9.3%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.2x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	242.4%

Investing for the long runTM | 20

W. P. Carey Inc.
Real Estate
First Quarter 2020

Investing for the long runTM | 21

W. P. Carey Inc.
Real Estate – First Quarter 2020

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Mar. 31, 2020	Total Funded Through Mar. 31, 2020	Maximum Commitment
Tenant	Location								Remaining	Total
Fresenius Medical Care Holdings, Inc. (b)	Knoxville, TN	Build-to-Suit	Warehouse	Q2 2020	614,069	20	$—	$—	$68,008	$68,008
Hilite Europe GmbH (c)	Marktheidenfeld, Germany	Expansion	Warehouse	Q2 2020	71,710	15	2,393	3,872	4,215	8,087
Cuisine Solutions, Inc.	San Antonio, TX	Build-to-Suit	Industrial	Q3 2020	310,000	25	22,506	35,419	39,581	75,000
Sonae MC (c)	Azambuja, Portugal	Expansion	Warehouse	Q3 2020	303,940	20	—	—	26,185	26,185
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c) (d)	Various, Germany	Renovation	Retail	Q3 2020	N/A	17	—	10,510	1,870	12,380
Boot Barn Holdings, Inc.	Wichita, KS	Expansion	Warehouse	Q3 2020	43,248	15	—	—	3,000	3,000
Expected Completion Date 2020 Total					1,342,967		24,899	49,801	142,859	192,660

American Axle & Manufacturing, Inc. (c)	Langen, Germany	Build-to-Suit	Industrial	Q1 2021	168,000	20	13,752	21,132	33,648	54,780
Stress Engineering Services, Inc.	Mason, OH	Expansion	Office	Q1 2021	6,810	20	3	3	2,497	2,500
Henkel AG & Co.	Bowling Green, KY	Renovation	Warehouse	Q4 2021	N/A	15	2,294	25,857	44,143	70,000
Expected Completion Date 2021 Total					174,810		16,049	46,992	80,288	127,280

					1,517,777		$40,948	$96,793	$223,147	$319,940
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.

(b)	Project will be funded upon completion and is contingent on building being constructed according to our standards.

(c)	Commitment amounts are based on the applicable exchange rate at period end.

(d)	We started receiving partial rent for this project prior to March 31, 2020.

Investing for the long runTM | 22

W. P. Carey Inc.
Real Estate – First Quarter 2020

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the three months ended March 31, 2020.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q20
DSG International PLC (a)	Newark, United Kingdom	$111,546	Jan-20	Warehouse	726,216
Columbia Helicopters, Inc. (b)	Aurora, OR	23,755	Jan-20	Industrial	187,016
Leoni AG (a)	Kitzingen, Germany	53,666	Mar-20	Office	272,286
Year-to-Date Total		188,967			1,185,518

Completed Capital Investment Projects
1Q20
Clayco, Inc.	St. Louis, MO	4,000	Jan-20	Office	N/A
Astellas US Holding, Inc.	Westborough, MA	52,172	Jan-20	Laboratory	10,063
Danske Fragtmænd A/S (a)	Vojens, Denmark	10,611	Jan-20	Warehouse	88,620
Year-to-Date Total		66,783			98,683

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$255,750			1,284,201
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Amount excludes approximately $5.0 million in contingent consideration that will be released to the tenant/seller upon the tenant securing an easement on the property.

Investing for the long runTM | 23

W. P. Carey Inc.
Real Estate – First Quarter 2020

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the three months ended March 31, 2020.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q20
Blue Cross and Blue Shield of Minnesota, Inc.	Aurora, MN	$150	Jan-20	Office	10,263
Shelborne Hotel (sold 95.45% controlling interest)	Miami, FL	114,540	Jan-20	Operating Hotel	N/A
Vacant	Greenville, SC	1,050	Feb-20	Warehouse	108,524
Fraikin SAS (a)	Chambray-les-Tours, France	579	Feb-20	Industrial	11,405
Year-to-Date Total Dispositions		$116,319			130,192
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

Investing for the long runTM | 24

W. P. Carey Inc.
Real Estate – First Quarter 2020

Joint Ventures
Dollars in thousands. As of March 31, 2020.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Kesko Senukai (e)	Third party	70.00%	$115,474	$13,681	$80,832	$9,577
State Farm Mutual Automobile Insurance Co.	CPA:18 – Global	50.00%	72,800	7,836	36,400	3,918
Bank Pekao (e)	CPA:18 – Global	50.00%	52,635	8,676	26,318	4,338
Apply Sørco AS (e)	CPA:18 – Global	49.00%	34,077	3,543	16,698	1,736
Fortenova Grupa d.d. (formerly Konzum d.d.) (e)	CPA:18 – Global	20.00%	25,295	4,202	5,059	840
Total Unconsolidated Joint Ventures			300,281	37,938	165,307	20,409

Consolidated Joint Ventures
McCoy-Rockford, Inc.	Third party	90.00%	—	886	—	798
Total Consolidated Joint Ventures			—	886	—	798
Total Unconsolidated and Consolidated Joint Ventures			$300,281	$38,824	$165,307	$21,207
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.3 million and unamortized discount, net totaling $0.2 million as of March 31, 2020.

(c)	Excludes unamortized deferred financing costs totaling $0.1 million and unamortized discount, net totaling $0.1 million as of March 31, 2020.

(d)
Excludes a 90.00% equity position in a jointly owned investment, Johnson Self Storage (comprised of nine self-storage operating properties), which did not have debt outstanding as of March 31, 2020. Excludes a 15.00% common equity interest in a jointly owned investment, BPS Nevada, LLC.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

Investing for the long runTM | 25

W. P. Carey Inc.
Real Estate – First Quarter 2020

Top Ten Tenants
Dollars in thousands. Pro rata. As of March 31, 2020.

Tenant / Lease Guarantor	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
U-Haul Moving Partners Inc. and Mercury Partners, LP	Net lease self-storage properties in the U.S.	78	$38,751	3.5%	4.1
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Do-it-yourself retail properties in Germany	42	32,659	2.9%	16.9
State of Andalucía (a)	Government office properties in Spain	70	28,105	2.5%	14.7
Metro Cash & Carry Italia S.p.A. (a)	Business-to-business wholesale stores in Italy and Germany	20	26,538	2.4%	7.0
Pendragon PLC (a)	Automotive dealerships in the United Kingdom	69	21,014	1.9%	10.2
Extra Space Storage, Inc.	Net lease self-storage properties in the U.S.	27	20,332	1.8%	24.1
Marriott Corporation	Net lease hotel properties in the U.S.	18	20,065	1.8%	3.6
Nord Anglia Education, Inc.	K-12 private schools in the U.S.	3	18,734	1.7%	23.5
Advance Auto Parts, Inc.	Distribution facilities in the U.S.	30	18,345	1.6%	12.8
Forterra, Inc. (a) (b)	Industrial properties in the U.S. and Canada	27	18,311	1.6%	23.2
Total (c)		384	$242,854	21.7%	13.1
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Real Estate – First Quarter 2020

Diversification by Property Type
In thousands, except percentages. Pro rata. As of March 31, 2020.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Sq. ft. %
U.S.
Industrial	$197,940	17.7%	37,595	26.6%
Office	165,173	14.7%	10,612	7.6%
Warehouse	141,421	12.6%	30,054	21.3%
Retail (b)	48,934	4.4%	3,016	2.1%
Self Storage (net lease)	59,083	5.3%	5,810	4.1%
Other (c)	101,493	9.0%	5,567	4.0%
U.S. Total	714,044	63.7%	92,654	65.7%

International
Industrial	69,637	6.2%	10,577	7.5%
Office	88,457	7.9%	6,543	4.6%
Warehouse	102,646	9.2%	16,814	11.9%
Retail (b)	145,659	13.0%	14,530	10.3%
Self Storage (net lease)	—	—%	—	—%
Other (c)	10	—%	—	—%
International Total	406,409	36.3%	48,464	34.3%

Total
Industrial	267,577	23.9%	48,172	34.1%
Office	253,630	22.6%	17,155	12.2%
Warehouse	244,067	21.8%	46,868	33.2%
Retail (b)	194,593	17.4%	17,546	12.4%
Self Storage (net lease)	59,083	5.3%	5,810	4.1%
Other (c)	101,503	9.0%	5,567	4.0%
Total (d)	$1,120,453	100.0%	141,118	100.0%
________

(a)	Includes square footage for vacant properties.

(b)	Includes automotive dealerships.

(c)	Includes ABR from tenants with the following property types: education facility, hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Real Estate – First Quarter 2020

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of March 31, 2020.

	Total Net-Lease Portfolio
Industry Type	ABR	ABR %	Square Footage	Sq. ft. %
Retail Stores (a)	$249,276	22.3%	32,667	23.2%
Consumer Services	99,762	8.9%	7,482	5.3%
Automotive	75,831	6.8%	12,507	8.9%
Business Services	60,204	5.4%	5,272	3.7%
Cargo Transportation	59,716	5.3%	9,313	6.6%
Grocery	55,534	5.0%	6,549	4.6%
Healthcare and Pharmaceuticals	51,884	4.6%	4,291	3.0%
Hotel, Gaming, and Leisure	43,663	3.9%	2,423	1.7%
Construction and Building	42,171	3.8%	7,673	5.4%
Capital Equipment	39,426	3.5%	6,550	4.6%
Sovereign and Public Finance	38,571	3.4%	3,364	2.4%
Beverage, Food, and Tobacco	38,137	3.4%	4,862	3.4%
Containers, Packaging, and Glass	35,804	3.2%	6,186	4.4%
Durable Consumer Goods	30,173	2.7%	6,870	4.9%
High Tech Industries	29,668	2.7%	3,347	2.4%
Insurance	25,044	2.2%	1,749	1.2%
Banking	19,264	1.7%	1,247	0.9%
Telecommunications	16,610	1.5%	1,572	1.1%
Aerospace and Defense	16,149	1.4%	1,504	1.1%
Non-Durable Consumer Goods	14,992	1.3%	5,194	3.7%
Media: Advertising, Printing, and Publishing	14,759	1.3%	1,435	1.0%
Media: Broadcasting and Subscription	12,661	1.1%	784	0.6%
Wholesale	12,276	1.1%	2,005	1.4%
Chemicals, Plastics, and Rubber	12,102	1.1%	1,403	1.0%
Other (b)	26,776	2.4%	4,869	3.5%
Total (c)	$1,120,453	100.0%	141,118	100.0%
________

(a)	Includes automotive dealerships.

(b)
Includes ABR from tenants in the following industries: metals and mining, oil and gas, environmental industries, electricity, consumer transportation, forest products and paper, real estate and finance. Also includes square footage for vacant properties.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Real Estate – First Quarter 2020

Diversification by Geography
In thousands, except percentages. Pro rata. As of March 31, 2020.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Sq. ft. %
U.S.
South
Texas	$97,713	8.7%	11,411	8.1%
Florida	47,322	4.2%	4,060	2.9%
Georgia	28,744	2.6%	4,024	2.8%
Tennessee	15,721	1.4%	2,260	1.6%
Alabama	15,268	1.4%	2,397	1.7%
Other (b)	12,634	1.1%	2,263	1.6%
Total South	217,402	19.4%	26,415	18.7%
East
North Carolina	32,765	2.9%	8,052	5.7%
Pennsylvania	26,176	2.3%	3,609	2.5%
Massachusetts	21,272	1.9%	1,407	1.0%
New Jersey	19,380	1.7%	1,100	0.8%
South Carolina	15,233	1.4%	4,321	3.1%
Virginia	13,567	1.2%	1,430	1.0%
New York	13,347	1.2%	1,392	1.0%
Kentucky	11,220	1.0%	3,063	2.2%
Other (b)	22,848	2.1%	3,531	2.5%
Total East	175,808	15.7%	27,905	19.8%
Midwest
Illinois	51,653	4.6%	5,974	4.2%
Minnesota	25,878	2.3%	2,352	1.7%
Indiana	18,205	1.6%	2,827	2.0%
Wisconsin	15,894	1.4%	2,984	2.1%
Ohio	15,157	1.3%	3,153	2.3%
Michigan	14,077	1.3%	2,132	1.5%
Other (b)	27,507	2.5%	4,697	3.3%
Total Midwest	168,371	15.0%	24,119	17.1%
West
California	61,004	5.5%	5,162	3.7%
Arizona	33,852	3.0%	3,648	2.6%
Colorado	11,451	1.0%	1,008	0.7%
Other (b)	46,156	4.1%	4,397	3.1%
Total West	152,463	13.6%	14,215	10.1%
U.S. Total	714,044	63.7%	92,654	65.7%
International
Germany	64,536	5.8%	7,042	5.0%
Poland	50,907	4.6%	7,215	5.1%
The Netherlands	49,670	4.4%	6,862	4.9%
Spain	48,389	4.3%	4,226	3.0%
United Kingdom	45,257	4.0%	4,035	2.8%
Italy	24,971	2.2%	2,386	1.7%
Croatia	16,380	1.5%	1,784	1.3%
Denmark	14,295	1.3%	2,408	1.7%
France	13,146	1.2%	1,347	0.9%
Canada	12,627	1.1%	2,103	1.5%
Other (c)	66,231	5.9%	9,056	6.4%
International Total	406,409	36.3%	48,464	34.3%
Total (d)	$1,120,453	100.0%	141,118	100.0%
________

(a)	Includes square footage for vacant properties.

(b)
Other properties within South include assets in Louisiana, Oklahoma, Arkansas and Mississippi. Other properties within East include assets in Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, North Dakota and South Dakota. Other properties within West include assets in Utah, Oregon, Nevada, Washington, Hawaii, New Mexico, Wyoming, Montana and Alaska.

(c)	Includes assets in Finland, Lithuania, Mexico, Norway, Hungary, the Czech Republic, Austria, Portugal, Japan, Sweden, Slovakia, Latvia, Belgium and Estonia.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 29

W. P. Carey Inc.
Real Estate – First Quarter 2020

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of March 31, 2020.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Sq. ft. %
(Uncapped) CPI	$432,626	38.6%	51,099	36.2%
Fixed	361,866	32.3%	50,808	36.0%
CPI-based	265,162	23.7%	33,246	23.6%
Other (a)	52,086	4.6%	3,679	2.6%
None	8,713	0.8%	543	0.4%
Vacant	—	—%	1,743	1.2%
Total (b)	$1,120,453	100.0%	141,118	100.0%
________

(a)	Represents leases attributable to percentage rent.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Real Estate – First Quarter 2020

Same Store Analysis
Dollars in thousands. Pro rata.

Contractual Same Store Growth

Same store portfolio includes leases that were continuously in place during the period from March 31, 2019 to March 31, 2020. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of March 31, 2020.

	ABR
	As of Mar. 31, 2020	As of Mar. 31, 2019	Increase	% Increase
Property Type
Office	$234,696	$230,760	$3,936	1.7%
Industrial	227,724	223,036	4,688	2.1%
Warehouse	193,958	191,683	2,275	1.2%
Retail (a)	175,474	173,171	2,303	1.3%
Self Storage (net lease)	38,751	36,008	2,743	7.6%
Other (b)	99,006	97,597	1,409	1.4%
Total	$969,609	$952,255	$17,354	1.8%

Rent Adjustment Measure
(Uncapped) CPI	$379,838	$372,032	$7,806	2.1%
Fixed	304,885	300,049	4,836	1.6%
CPI-based	246,862	242,182	4,680	1.9%
Other (c)	31,716	31,684	32	0.1%
None	6,308	6,308	—	—%
Total	$969,609	$952,255	$17,354	1.8%

Geography
U.S.	$621,984	$609,695	$12,289	2.0%
Europe	328,482	323,758	4,724	1.5%
Other International (d)	19,143	18,802	341	1.8%
Total	$969,609	$952,255	$17,354	1.8%

Same Store Portfolio Summary
Number of properties	1,064
Square footage (in thousands)	115,578

Investing for the long runTM | 31

W. P. Carey Inc.
Real Estate – First Quarter 2020

Comprehensive Same Store Growth

Same store portfolio includes leased properties that were continuously owned during the period from March 31, 2019 to March 31, 2020. Excludes properties that were acquired, sold or listed as capital investment projects (see Investment Activity – Capital Investment Projects section) during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of March 31, 2020.

	ABR
	As of Mar. 31, 2020	As of Mar. 31, 2019	Increase	% Increase
Property Type
Office	$237,239	$241,408	$(4,169)	(1.7)%
Industrial	246,901	243,622	3,279	1.3%
Warehouse	217,238	217,485	(247)	(0.1)%
Retail (a)	188,425	181,328	7,097	3.9%
Self Storage (net lease)	38,751	36,008	2,743	7.6%
Other (b)	101,503	101,709	(206)	(0.2)%
Total	$1,030,057	$1,021,560	$8,497	0.8%

Rent Adjustment Measure
(Uncapped) CPI	$407,641	$399,460	$8,181	2.0%
Fixed	329,953	335,416	(5,463)	(1.6)%
CPI-based	252,046	246,884	5,162	2.1%
Other (c)	33,758	33,224	534	1.6%
None	6,659	6,576	83	1.3%
Total	$1,030,057	$1,021,560	$8,497	0.8%

Geography
U.S.	$654,878	$655,516	$(638)	(0.1)%
Europe	356,036	347,242	8,794	2.5%
Other International (d)	19,143	18,802	341	1.8%
Total	$1,030,057	$1,021,560	$8,497	0.8%

Same Store Portfolio Summary
Number of properties	1,129
Square footage (in thousands)	127,704
________

(a)	Includes automotive dealerships.

(b)	Includes ABR from tenants with the following property types: education facility, hotel (net lease), fitness facility, laboratory, theater and student housing (net lease).

(c)	Represents leases attributable to percentage rent.

(d)	Includes assets in Canada, Mexico and Japan.

Investing for the long runTM | 32

W. P. Carey Inc.
Real Estate – First Quarter 2020

Leasing Activity
For the three months ended March 31, 2020, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($000s)	New Lease ($000s) (b)	Releasing Spread			Incremental Lease Term
Industrial	658,929	2	$4,279	$4,279	—%	$2,044	$—	14.5 years
Office	345,515	2	4,183	3,740	(10.6)%	4,396	853	10.1 years
Warehouse	1,007,673	2	5,936	5,125	(13.7)%	—	—	8.7 years
Retail	195,216	2	3,171	3,171	—%	—	—	5.0 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average (c)	2,207,333	8	$17,569	$16,315	(7.1)%	$6,440	$853	9.7 years

Q1 Summary
Prior Lease ABR (% of Total Portfolio)			1.6%

New Leases				Expected Tenant Improvements ($000s)	Leasing Commissions ($000s)
			ABR
Property Type	Square Feet	Number of Leases	New Lease ($000s) (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Office	—	—	—	—	—	N/A
Warehouse	68,640	1	299	—	132	5.0 years
Retail	8,332	2	82	—	13	6.6 years
Self Storage (net lease)	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (d)	76,972	3	$381	$—	$145	5.3 years
_______

(a)	Excludes lease extensions for a period of one year or less.

(b)	New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(c)	Weighted average refers to the incremental lease term.

(d)	Weighted average refers to the new lease term.

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W. P. Carey Inc.
Real Estate – First Quarter 2020

Lease Expirations
In thousands, except percentages and number of leases. Pro rata. As of March 31, 2020.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2020	18	16	$11,225	1.0%	1,343	1.0%
2021	34	24	29,316	2.6%	3,013	2.1%
2022	33	31	53,906	4.8%	5,013	3.6%
2023	35	29	47,755	4.3%	6,044	4.3%
2024	79	52	110,964	9.9%	13,970	9.9%
2025	65	33	60,545	5.4%	7,448	5.3%
2026	36	23	52,164	4.6%	7,847	5.6%
2027	44	27	71,527	6.4%	8,226	5.8%
2028	43	25	61,265	5.5%	4,867	3.4%
2029	31	18	36,206	3.2%	4,561	3.2%
2030	27	21	70,275	6.3%	6,104	4.3%
2031	66	16	67,160	6.0%	8,154	5.8%
2032	35	14	42,652	3.8%	5,914	4.2%
2033	21	15	57,195	5.1%	7,707	5.5%
Thereafter (>2033)	221	89	348,298	31.1%	49,164	34.8%
Vacant	—	—	—	—%	1,743	1.2%
Total (b)	788		$1,120,453	100.0%	141,118	100.0%

________

(a)	Assumes tenants do not exercise any renewal options or purchase options.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Investment Management
First Quarter 2020

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W. P. Carey Inc.
Investment Management – First Quarter 2020

Selected Information – Managed Programs
Dollars and square footage in thousands, except per share amounts. As of or for the three months ended March 31, 2020.

	Remaining Managed Programs		Former Managed Programs (a)
	CPA:18 – Global	CESH	CWI 1	CWI 2
General
Year established	2013	2016	2010	2015
AUM (b)	$2,484,090	$338,716	$2,700,461	$2,024,597
Net-lease AUM	1,398,100	110,939	N/A	N/A
Fundraising status	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Student Housing	Lodging REIT	Lodging REIT
Number of operating properties	70	1	24	12
Number of net-leased properties	47	3	N/A	N/A
Number of active build-to-suit projects	12	4	N/A	N/A
Number of tenants – net-leased properties	65	1	N/A	N/A
Square footage (c)	9,640	415	5,662	3,468
Occupancy (d)	99.3%	100.0%	55.7%	55.2%
Acquisitions – first quarter	$—	$—	$—	$—
Dispositions – first quarter	—	49,335	—	—

Balance Sheet (Book Value)
Total assets	$2,154,801	$347,760	$2,042,843	$1,556,985
Total debt	1,183,382	123,102	1,202,232	839,005
Total debt / total assets	54.9%	35.4%	58.9%	53.9%
________

(a)	On April 13, 2020, the CWI 1 and CWI 2 Merger closed, upon which our advisory agreements with CWI 1 and CWI 2 terminated.

(b)
Represents appraised value of real estate assets as of December 31, 2019 (plus cash and cash equivalents, less distributions payable as of March 31, 2020) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2019 (plus cash and cash equivalents as of March 31, 2020) for CESH. Represents appraised value of real estate assets as of December 31, 2018 (plus cash and cash equivalents, less distributions payable as of March 31, 2020) for CWI 1 and CWI 2. These values were used to calculate asset management fees during the three months ended March 31, 2020 in accordance with the respective advisory agreements.

(c)	For CPA:18 – Global and CESH, excludes operating properties.

(d)
Represents occupancy for single-tenant net-leased properties for CPA:18 – Global and CESH. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended March 31, 2020. Occupancy for CESH’s only operating property was 87.0% as of March 31, 2020.

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W. P. Carey Inc.
Investment Management – First Quarter 2020

Managed Programs Fee Summary
Dollars in thousands. For the three months ended March 31, 2020, unless otherwise noted.

	Remaining Managed Programs		Former Managed Programs (a)
	CPA:18 – Global	CESH (b)	CWI 1	CWI 2	Total
Year established	2013	2016	2010	2015
Fundraising status	Closed	Closed	Closed	Closed

1. Structuring and Other Advisory Fees (c)
Structuring fee, gross (% of total aggregate cost)	4.50% (d)	2.00%	2.50%	2.50%
Net of subadvisor fees (e)	4.50%	2.00%	2.00%	1.875%
Gross acquisition volume – first quarter	$—	$—	$—	$—	$—
Gross disposition volume – first quarter	$—	$49,335	$—	$—	$49,335
Structuring and other advisory revenue – first quarter (f)	$198	$—	$—	$296	$494

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (g)	1.00% (h)	0.50% (g)	0.55% (g)
Net of subadvisor fees (e)	0.50%	1.00%	0.40%	0.41%
AUM – current quarter (i)	$2,484,090	$338,716	$2,700,461	$2,024,597	$7,547,864
AUM – prior quarter	$2,427,805	$329,479	$2,703,098	$2,021,647	$7,482,029
Average AUM	$2,455,948	$334,098	$2,701,780	$2,023,122	$7,514,947
Asset management revenue – first quarter (j)	$3,003	$887	$3,316	$2,683	$9,889

3. Operating Partnership Interests (k)
Operating partnership interests, gross (% of Available Cash)	10.00%	N/A	10.00%	10.00%
Net of subadvisor fees (e)	10.00%	N/A	8.00%	7.50%
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) – first quarter	$1,916	N/A	$—	$—	$1,916
________

(a)	On April 13, 2020, the CWI 1 and CWI 2 Merger closed, upon which our advisory agreements with CWI 1 and CWI 2 terminated.

(b)
In addition to the fees shown, we may also receive distributions from CESH upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(c)
Other advisory fees primarily include disposition fees earned for completing dispositions on behalf of the Managed Programs. Structuring and other advisory fees are recorded in Structuring and other advisory revenue in our consolidated financial statements.

(d)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(e)
We earned investment management revenue from CWI 1 and CWI 2 in our role as their advisor, prior to the closing of the CWI 1 and CWI 2 Merger. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we received from CWI 1 and 25% of the fees we received from CWI 2 were paid to their respective subadvisors.

(f)	Amount for CPA:18 – Global is related to increases in build-to-suit funding commitments for certain investments. Amount for CWI 2 is related to a mortgage loan refinancing.

(g)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we were permitted to elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while CPA:18 – Global has an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(h)	Based on gross assets at fair value.

(i)
Represents appraised value of real estate assets as of December 31, 2019 (plus cash and cash equivalents, less distributions payable as of March 31, 2020) for CPA:18 – Global. Represents appraised value of real estate assets as of December 31, 2019 (plus cash and cash equivalents as of March 31, 2020) for CESH. Represents appraised value of real estate assets as of December 31, 2018 (plus cash and cash equivalents, less distributions payable as of March 31, 2020) for CWI 1 and CWI 2. These values were used to calculate asset management fees during the three months ended March 31, 2020 in accordance with the respective advisory agreements.

(j)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(k)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

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W. P. Carey Inc.
Investment Management – First Quarter 2020

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the three months ended March 31, 2020.

Acquisitions			Gross Investment Amount			Gross Square Footage
Fund	Developer	Property Location(s)		Closing Date	Property Type(s)		Ownership
1Q20 (N/A)

Year-to-Date Total Acquisitions			$—			—

Dispositions						Gross Square Footage
Portfolio(s)	Tenant / Operator	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)		Ownership
1Q20
CESH (a)	Brookfield Strategic Real Estate Partners III	Lisbon, Portugal	$49,335	Feb-20	Student Housing	117,445	98.0%
Year-to-Date Total Dispositions			$49,335			117,445
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

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W. P. Carey Inc.
Investment Management – First Quarter 2020

Summary of Future Liquidity Strategies for the Managed Programs
As of March 31, 2020.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually; a listing of each Managed REIT’s shares on a national securities exchange; or a merger or other transaction(s) approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set timeframe because the precise timing of any transaction(s) will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

General Liquidation Guideline (a)
CPA:18 – Global	CWI 1 (b)	CWI 2 (b)	CESH
Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning six years following the termination of the initial public offering in 2013	Beginning six years following the termination of the initial public offering in 2017	Beginning five years after raising the minimum offering amount in 2016
________

(a)
Based on general liquidation guidelines set forth in the respective prospectuses for the timeframes that each board of directors is required to consider liquidity; ultimately, liquidation is approved by the independent directors of each program (except for CESH, which is determined by its General Partner).

(b)
On October 22, 2019, CWI 1 and CWI 2 announced that they had entered into a definitive merger agreement under which the two companies intended to merge in an all-stock transaction, with CWI 2 as the surviving entity. The CWI 1 and CWI 2 Merger was approved by the stockholders of CWI 1 and CWI 2 on April 8, 2020 and closed on April 13, 2020. Subsequently, CWI 2 was renamed Watermark Lodging Trust, Inc. In connection with the CWI 1 and CWI 2 Merger, we entered into a transition services agreement. Following the closing of the CWI 1 and CWI 2 Merger, we ceased earning advisory fees and distributions of available cash from CWI 1 and CWI 2.

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W. P. Carey Inc.
Investment Management – First Quarter 2020

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the SEC for complete descriptions of each Managed REIT’s liquidity strategy.

Back-End Fees and Interests (a)
	CPA:18 – Global	CESH
Disposition Fees
Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
N/A
Distribution Related to Ownership of Shares	4.0% ownership as of 3/31/2020	2.4% ownership as of 3/31/2020
________

(a)
On October 22, 2019, CWI 1 and CWI 2 announced that they had entered into a definitive merger agreement under which the two companies intended to merge in an all-stock transaction, with CWI 2 as the surviving entity. The CWI 1 and CWI 2 Merger was approved by the stockholders of CWI 1 and CWI 2 on April 8, 2020 and closed on April 13, 2020. Subsequently, CWI 2 was renamed Watermark Lodging Trust, Inc. In connection with the CWI 1 and CWI 2 Merger, we entered into a transition services agreement. Immediately following the closing of the CWI 1 and CWI 2 Merger, the operating partnerships of each of CWI 1 and CWI 2 redeemed the special general partner interests that we held, for which we received 1,300,000 shares of CWI 2 preferred stock with a liquidation preference of $50.00 per share and 2,840,549 shares of CWI 2 common stock. See our Form 8-K filed on April 13, 2020 for more details.

(b)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
First Quarter 2020

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W. P. Carey Inc.
Appendix – First Quarter 2020

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Mar. 31, 2020
Consolidated Lease Revenues
Total lease revenues – as reported	$282,110
Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	13,175
Non-reimbursable property expenses – as reported	10,075
258,860

Plus: NOI from Operating Properties
Hotel revenues (a)	2,704
Hotel expenses (a)	(2,728)
(24)

Self-storage revenues	1,373
Self-storage expenses	(600)
773

259,609

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	5,544
Less: Pro rata share of NOI attributable to noncontrolling interests	(22)
5,522

265,131

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	11,778
Less: Straight-line rent amortization	(7,109)
Add: Other non-cash items	323
4,992

Pro Rata Cash NOI (b)	270,123

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (c)	841

Normalized Pro Rata Cash NOI (b)	$270,964

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W. P. Carey Inc.
Appendix – First Quarter 2020

The following table presents a reconciliation from Net income from Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Mar. 31, 2020
Net Income from Real Estate Attributable to W. P. Carey
Net income from Real Estate attributable to W. P. Carey – as reported	$100,914
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	179,860
Less: Property expenses, excluding reimbursable tenant costs – as reported	(10,075)
Less: Operating property expenses – as reported	(5,223)
164,562

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other – as reported	(6,509)
Less: Reimbursable property expenses – as reported	(13,175)
Add: Other income and (expenses)	45,000
Less: Benefit from income taxes	(31,800)
(6,484)

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	11,780
Add: Adjustments for pro rata ownership	6,164
Less: Straight-line rent amortization	(7,100)
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (a)	841
Adjustment to normalize for unstabilized hotel (b)	6
Add: Property expenses, excluding reimbursable tenant costs, non-cash	281
11,972

Normalized Pro Rata Cash NOI (c)	$270,964
________

(a)
For properties acquired and capital investment projects completed during the three months ended March 31, 2020, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended March 31, 2020, the adjustment eliminates our pro rata share of cash NOI for the period.

(b)	We excluded an unstabilized hotel’s NOI since it was being renovated. This hotel was sold in January 2020.

(c)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

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W. P. Carey Inc.
Appendix – First Quarter 2020

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Net income	$66,702	$129,792	$41,835	$66,121	$68,796

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	116,194	111,607	109,517	113,632	112,379
Interest expense	52,540	53,667	58,626	59,719	61,313
(Benefit from) provision for income taxes	(41,692)	21,064	4,157	3,119	(2,129)
Consolidated EBITDA (a)	193,744	316,130	214,135	242,591	240,359

Adjustments to Derive Adjusted EBITDA (b)
Impairment charges	19,420	6,758	25,781	—	—
(Gain) loss on sale of real estate, net	(11,751)	(17,501)	(71)	362	(933)
Other (gains) and losses (c)	9,815	(38,196)	18,618	5,724	4,930
Above- and below-market rent intangible and straight-line rent adjustments (d)	4,680	12,046	8,591	8,467	9,660
Stock-based compensation expense	2,661	4,939	4,747	4,936	4,165
Other amortization and non-cash charges (e)	304	(5,791)	422	415	(327)
Merger and other expenses	187	(811)	70	696	146
Loss on change in control of interests (f)	—	—	8,416	—	—
	25,316	(38,556)	66,574	20,600	17,641

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,475	4,300	5,471	5,744	6,106
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(22)	(459)	(530)	(117)	(399)
	4,453	3,841	4,941	5,627	5,707
Equity Investments in the Managed Programs: (g)
Less: Loss from equity investments in the Managed Programs (h)	49,271	173	288	45	116
Add: Distributions received from equity investments in the Managed Programs	2,196	2,089	1,980	1,870	1,753
	51,467	2,262	2,268	1,915	1,869
Adjusted EBITDA (a)	$274,980	$283,677	$287,918	$270,733	$265,576
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Primarily comprised of unrealized gains and losses on derivatives, and gains and losses from foreign currency movements, extinguishment of debt and marketable securities.

(d)
Straight-line rent adjustments relate to our net-leased properties subject to operating leases. Amount for the three months ended March 31, 2020 includes straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis.

(e)
Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.

(f)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

(g)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(h)	Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Appendix – First Quarter 2020

Adjusted EBITDA, Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Net income from Real Estate	$101,526	$124,317	$33,545	$60,759	$53,334

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	115,207	110,648	108,573	112,666	111,413
Interest expense	52,540	53,667	58,626	59,719	61,313
(Benefit from) provision for income taxes	(31,800)	18,113	3,511	3,019	6,159
Consolidated EBITDA – Real Estate (a)	237,473	306,745	204,255	236,163	232,219

Adjustments to Derive Adjusted EBITDA (b)
Impairment charges	19,420	6,758	25,781	—	—
(Gain) loss on sale of real estate, net	(11,751)	(17,501)	(71)	362	(933)
Other (gains) and losses (c)	10,973	(38,546)	18,956	5,888	3,929
Above- and below-market rent intangible and straight-line rent adjustments (d)	4,680	12,046	8,591	8,467	9,660
Stock-based compensation expense	1,970	3,531	3,435	3,482	2,800
Other amortization and non-cash charges (e)	304	(5,791)	422	415	(326)
Merger and other expenses	(132)	(811)	70	696	146
Loss on change in control of interests (f)	—	—	8,416	—	—
	25,464	(40,314)	65,600	19,310	15,276

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	4,475	4,300	5,471	5,744	6,106
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(22)	(459)	(530)	(117)	(399)
	4,453	3,841	4,941	5,627	5,707
Adjusted EBITDA – Real Estate (a)	$267,390	$270,272	$274,796	$261,100	$253,202
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Primarily comprised of unrealized gains and losses on derivatives, and gains and losses from foreign currency movements, extinguishment of debt and marketable securities.

(d)
Straight-line rent adjustments relate to our net-leased properties subject to operating leases. Amount for the three months ended March 31, 2020 includes straight-line rent write-offs totaling $3.1 million, based on a collectibility analysis.

(e)
Amount for the three months ended December 31, 2019 includes an adjustment to exclude $6.2 million of non-cash lease termination revenue, which will be collected and reflected within adjusted EBITDA over the remaining master lease term.

(f)
Amount for the three months ended September 30, 2019 represents a loss recognized on the purchase of the remaining interest in an investment from CPA:17 in the CPA:17 Merger, which we had previously accounted for under the equity method. We recognized this loss because we identified certain measurement period adjustments during the third quarter of 2019 that impacted the provisional accounting for this investment.

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W. P. Carey Inc.
Appendix – First Quarter 2020

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 31, 2019
Net (loss) income from Investment Management	$(34,824)	$5,475	$8,290	$5,362	$15,462

Adjustments to Derive Consolidated EBITDA
(Benefit from) provision for income taxes	(9,892)	2,951	646	100	(8,288)
Depreciation and amortization	987	959	944	966	966
Consolidated EBITDA – Investment Management (a)	(43,729)	9,385	9,880	6,428	8,140

Adjustments to Derive Adjusted EBITDA (b)
Other (gains) and losses (c)	(1,158)	350	(338)	(164)	1,001
Stock-based compensation expense	691	1,408	1,312	1,454	1,365
Merger and other expenses	319	—	—	—	—
Other amortization and non-cash charges	—	—	—	—	(1)
	(148)	1,758	974	1,290	2,365

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (d)
Less: Loss from equity investments in the Managed Programs (e)	49,271	173	288	45	116
Add: Distributions received from equity investments in the Managed Programs	2,196	2,089	1,980	1,870	1,753
	51,467	2,262	2,268	1,915	1,869
Adjusted EBITDA – Investment Management (a)	$7,590	$13,405	$13,122	$9,633	$12,374
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(c)	Primarily comprised of gains and losses from foreign currency movements and marketable securities.

(d)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

(e)	Amount for the three months ended March 31, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our equity investments in CWI 1 and CWI 2.

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W. P. Carey Inc.
Appendix – First Quarter 2020

Terms and Definitions

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.
We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, allowance for credit losses, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”), to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present such metrics.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We also excluded an unstabilized hotel’s NOI since it was being renovated; this hotel was sold in January 2020. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – First Quarter 2020

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties, adjusted for collectibility as determined by GAAP, and reflects exchange rates as of March 31, 2020. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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